Exhibit 99.1- Press Release


  [1-800-FLOWERS.COM, Inc. LOGO]




Investor Contact:                                  Media Contacts:
Joseph D. Pititto             Ken Young            Mike Rosen, Bratskeir and Co.
(516) 237-6131                (516) 237-6102         (212) 679-2233 (ext. 213)
E-mail:invest@1800flowers.com  kyoung@1800flowers.com     mrosen@bratskeir.com


1-800-FLOWERS.COM(r) Reports Revenues of $124.1 Million, Up 7.5 Percent, For its Fiscal 2003 Third Quarter, Driven by Online Revenue Growth of 13.6 Percent to $64.6 Million

* Combined online and telephonic revenue increased 8.6 percent to $116.9 million
* Gross profit margin increased 230 basis points to 41.1 percent
* Net income increased to $1.2 million or $0.02 per fully diluted share
* 680,000 new customers acquired; Repeat customers represented 55.1 percent of combined online and telephonic orders


Westbury, NY, April 22, 2003 - 1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS), a leading multi-channel retailer of thoughtful gifts for all occasions, today reported record revenues of $124.1 million for its fiscal 2003 third quarter ended March 30, 2003, representing an increase of 7.5 percent compared with revenues of $115.4 million in the prior year period. Online revenues increased 13.6 percent to $64.6 million compared with $56.9 million in the third quarter of fiscal 2002. Telephonic revenues increased 3.1 percent to $52.3 million compared with $50.7 million in the prior year period.

For the third quarter, the Company reported a 230 basis point improvement in gross profit margin to 41.1 percent compared with 38.8 percent in the prior year period. The Company attributed the improvement to increased demand for its expanded offering of non-floral gifts, enhanced operating efficiencies and excellent customer service.

As a result of the increased revenues and higher gross profit margin, the Company achieved net income for the quarter of $1.2 million, an increase of 617 percent compared with net income of $165,000 in the prior year period. Earnings per fully diluted share for the quarter were $0.02 compared with slightly above breakeven in the third quarter last year.

Jim McCann, CEO of 1-800-FLOWERS.COM, said, "Despite a number of factors impacting the retail economy, including the severe weather in much of the country and the war with Iraq, as well as the shift of the Easter holiday from our third quarter in fiscal 2002 to our fourth quarter in the current fiscal year, we achieved solid growth in our core business, including an almost 14 percent increase in our online revenues. Also, as in recent quarters, we were able to significantly increase our gross profit margin through improvements in product mix as well as operating and customer service enhancements."

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1-800-FLOWERS.COM  Reports  Revenue of $124.1  Million for its Fiscal  2003Third
Quarter, pg. 2:


McCann also noted that an increasing number of new and existing customers "continue to turn to 1-800-FLOWERS.COM for the convenience of multi-channel access, same and next day delivery capability, excellent customer service and a broad range of thoughtful gift products that help them connect with all the important people in their lives."

During the quarter, the Company attracted 680,000 new customers with more than 60 percent coming online. Approximately 1.5 million customers placed orders during the period of which 55.1 percent were repeat customers. This reflects the Company's emphasis on deepening the relationship with its existing customers.

Despite the predominantly floral-gift nature of the Valentine's Day holiday period, customer acceptance of the Company's expanded product offering resulted in 38.1 percent of combined online and telephonic revenues coming from higher margin non-floral gifts compared with 34.3 percent in the third quarter last year.

Company Guidance:

The Company reiterated the guidance it provided in its January 6, 2003 press release, saying that it expects to grow revenue during the second half of fiscal 2003 (ending June 29, 2003) in a range of 7-to-9 percent compared with the same period in fiscal 2002. McCann noted that the current fourth quarter, including such traditionally highly floral gift holidays as Passover, Easter, Administrative Professional's Week, and Mother's Day among others, is expected to be the Company's second largest in terms of both revenue and earnings this year.

"Looking ahead to the upcoming 2004 fiscal year, we are cautiously optimistic regarding the potential for improvement in what has been a very challenging retail economy over the past two years. We believe we are well positioned - with our strong and trusted brand name, our expanded thoughtful gift offering, a deepening relationship with our more than 10 million customers, and a unique fulfillment system that includes same-day delivery capability with low capital deployment requirements - to accelerate our revenue growth rate and operating results when the economy and consumer demand improve," he said.

About 1-800-FLOWERS.COM(r)
For more than 25 years, 1-800-FLOWERS.COM has helped millions of customers connect to the people they care about with a broad range of thoughtful gifts, award-winning customer service and its unique technology and fulfillment infrastructure. The Company's product line - including flowers, plants, gourmet foods, candies, gift baskets and other unique gifts - is available to customers around the world via: the Internet (www.1800flowers.com); by calling 1-800-FLOWERS(r) (1-800-356-9377) 24 hours a day; or by visiting one of the Company-operated or franchised stores. The Company's collection of thoughtful gifting brands includes home decor and garden merchandise from Plow & Hearth(r) (phone: 1-800-627-1712 and web: www.plowandhearth.com), premium popcorn and other food gifts from The Popcorn Factory(r)(phone: 1-800-541-2676 and web: www.thepopcornfactory.com), gourmet food products from GreatFood.com(r) (www.greatfood.com), and children's gifts from HearthSong(r) (www.hearthsong.com) and Magic Cabin(r) (www.magiccabin.com). The Company's Class A common stock is listed on the NASDAQ National Market (ticker symbol "FLWS").


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1-800-FLOWERS.COM  Reports Revenue of $124.1 Million for its Fiscal 2003
Third Quarter, pg. 3:


Special Note Regarding Forward-Looking Statements:
These statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: the Company's ability to achieve solid, organic revenue growth; its ability to maintain and enhance its online shopping web sites to attract customers; its ability to successfully introduce new products and product categories; its ability to maintain and enhance profit margins for its various products; its ability to provide timely fulfillment of customer orders; its ability to cost effectively acquire and retain customers; its ability to compete against existing and new competitors; its ability to manage expenses associated with necessary general and administrative and technology investments; its ability to cost efficiently manage inventories; its ability to leverage its operating infrastructure; its ability to achieve its stated results guidance for fiscal 2003, and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company's products. For a more detailed description of these and other risk factors, please refer to the Company's SEC filings including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company expressly disclaims any intent or obligation to update any of the forward looking statements made in this release, the scheduled conference call pertaining to fiscal 2003 third quarter results and Company guidance for fiscal year 2003, and any recordings thereof, or in any of its SEC filings except as may be otherwise stated by the Company.

(see attached tables)

1-800-FLOWERS.COM Reports Revenue of $124.1 Million for its Fiscal 2003 Third Quarter, pg. 4:



                                               1-800-FLOWERS.COM, Inc. and Subsidiaries
                                                 Condensed Consolidated Balance Sheets
                                                            (In thousands)



                                                                                      March 30, 2003     June 30,
                                                                                                           2002
                                                                                    ------------------ -------------
                                                                                         (Unaudited)

Assets
Current Assets:
Cash and equivalents                                                                          $48,562       $40,601
Short-term investments                                                                         12,130        22,798
Receivables, net                                                                                9,826         9,345
Inventories                                                                                    24,417        15,647
Prepaid and other current assets                                                                2,903         2,220
                                                                                        -------------- -------------
    Total current assets                                                                       97,838        90,611

Property, plant and equipment at cost, net                                                     44,454        51,002
Investments                                                                                     4,394         9,591
Capitalized investment in leases                                                                  324           465
Goodwill                                                                                       37,717        37,772
Other intangibles, net                                                                          3,369         4,074
Other assets                                                                                   19,140        13,642
                                                                                        -------------- -------------
    Total assets                                                                             $207,236      $207,157
                                                                                        ============== =============

Liabilities and stockholders' equity
Current liabilities:
     Accounts payable and accrued expenses                                                    $61,454       $64,156
     Current  maturities of long-term  debt and  obligations  under capital
      leases                                                                                    2,779         3,154
                                                                                        -------------- -------------
     Total current liabilities                                                                 64,233        67,310

Long-term debt and obligations under capital leases                                            10,070        12,244
Other liabilities                                                                               4,478         3,695
                                                                                        -------------- -------------
   Total liabilities                                                                           78,781        83,249
Total stockholders' equity                                                                    128,455       123,908
                                                                                        -------------- -------------
                                                                                                       -------------
Total liabilities and stockholders' equity                                                   $207,236      $207,157
                                                                                        ============== =============




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

1-800-FLOWERS.COM  Reports  Revenue of $124.1  Million for its Fiscal 2003 Third
Quarter, pg. 5:



                                               1-800-FLOWERS.COM, Inc. and Subsidiaries
                                                    Selected Financial Information
                                                 Consolidated Statements of Operations
                                               (In thousands, except for per share data)
                                                              (Unaudited)


                                                                 Three Months Ended                    Nine Months Ended
                                                        -------------------------------------  -----------------------------------
                                                           March 30, 2003    March 31, 2002     March 30, 2003    March 31, 2002
                                                          ----------------- ------------------ ----------------- -----------------

Net revenues:
  Online                                                         $64,595         $56,874          $181,145         $149,711
  Telephonic                                                      52,287          50,715           208,817          185,232
  Retail/fulfillment                                               7,239           7,835            20,813           21,975
                                                            -------------   -------------      ------------     ------------


       Total net revenues                                        124,121         115,424           410,775          356,918


Cost of revenues                                                  73,095          70,690           232,977          210,193
                                                            -------------   -------------      ------------     ------------


Gross profit                                                      51,026          44,734           177,798          146,725

Operating expenses:
  Marketing and sales                                             35,710          31,533           129,641          113,109
  Technology and development                                       3,323           3,222            10,316           10,444
  General and administrative                                       7,343           6,847            22,212           20,826
  Depreciation and amortization                                    3,594           3,788            11,691           11,149
                                                            -------------   -------------      ------------     ------------


       Total operating expenses                                   49,970          45,390           173,860          155,528
                                                            -------------   -------------      ------------     ------------


Operating income (loss)                                            1,056           (656)             3,938          (8,803)


Other income (expense):
   Interest income                                                   245             515               880            2,174
   Interest expense                                                (213)           (308)             (789)            (920)
   Other, net                                                         95            (92)              (53)            (128)
                                                            -------------   -------------      ------------     ------------


Total other income (expense), net                                    127             115                38            1,126
                                                            -------------   -------------      ------------     ------------


Income (loss) before income taxes                                  1,183           (541)             3,976          (7,677)
Benefit from income taxes                                              -             706                 -              706
                                                            -------------   -------------      ------------     ------------

Net income (loss)                                                 $1,183            $165            $3,976         $(6,971)
                                                            =============   =============      ============     ============

Basic and diluted net income (loss) per
   common share:                                                   $0.02           $0.00             $0.06          $(0.11)
                                                            =============   =============      ============     ============

Shares used in the calculation of net income (loss) per
  common share:
          Basic                                                   65,583          64,807            65,528           64,507
                                                            =============   =============      ============     ============
          Diluted                                                 67,117          68,030            67,581           64,507
                                                            =============   =============      ============     ============

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

1-800-FLOWERS.COM  Reports  Revenue of $124.1  Million for its Fiscal 2003 Third
Quarter, pg. 6:



                                               1-800-FLOWERS.COM, Inc. and Subsidiaries
                                                    Selected Financial Information
                                                 Consolidated Statements of Cash Flows
                                                            (In thousands)
                                                              (Unaudited)

                                                                                          Nine Months Ended
                                                                                   --------------------------------
                                                                                   March 30, 2003      March 31,
                                                                                                         2002
                                                                                   ---------------   --------------

Operating activities:
Net income (loss)                                                                         $3,976          ($6,971)
Reconciliation of net income (loss) to net cash (used in)
  provided by operations:
  Depreciation and amortization                                                           11,691            11,149
  Bad debt expense                                                                           452               144
   Other non-cash items                                                                       65               566
   Changes in operating items:
       Receivables                                                                          (933)           (3,316)
       Inventories                                                                        (8,770)           (1,324)
       Prepaid and other                                                                    (683)             (185)
       Accounts payable and accrued expenses                                              (2,702)            1,266
       Other assets                                                                       (5,534)            3,261
       Other liabilities                                                                     783               332
                                                                                   ---------------   --------------


  Net cash (used in) provided by operating activities                                     (1,655)            4,922


Investing activities:
Purchase of investments                                                                  (21,350)           (1,088)
Sale of investments                                                                        37,215                -
Capital expenditures, net of non-cash expenditures                                        (4,680)           (6,470)
Other                                                                                        284              (174)
                                                                                   ---------------   --------------


  Net cash provided by (used in) investing activities                                     11,469            (7,732)


Financing activities:
Proceeds from employee stock options/stock purchase plan
                                                                                       571                   1,770
Repayment of notes payable and bank borrowings                                              (721)             (615)
Payment of capital lease obligations                                                      (1,703)           (1,437)
                                                                                   ---------------   --------------


  Net cash used in financing activities                                                   (1,853)             (282)
                                                                                   ---------------   --------------


Net change in cash and equivalents                                                         7,961            (3,092)
Cash and equivalents:
  Beginning of period                                                                     40,601            63,896
                                                                                   ---------------   --------------


  End of period                                                                          $48,562          $60,804
                                                                                   ===============   ==============


